SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 29, 1995
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                     ARIZONA PUBLIC SERVICE COMPANY
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             (Exact name of registrant as specified in its charter)

    Arizona                      1-4473                     86-0011170
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(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)                 Identification
incorporation)                                              Number)


400 North Fifth Street, P.O. Box 53999, Phoenix, Az     85004
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(Address of principal executive offices)              (Zip code)


Registrant's telephone number, including area code (602)250-1000
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                                      NONE
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       (Former name or former address, if changed since last report)

Item 5.  Other Events.
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         Effective  September 29, 1995,  (i) Bank of America  National Trust and
Savings Association ("Bank of America") resigned as Trustee, security registrar and paying agent under the Company's Mortgage and Deed of Trust, dated as of July 1, 1946, as supplemented and amended (the "Mortgage") and (ii) BankAmerica National Trust Company resigned as the Company's New York City paying agent under the Mortgage. Effective upon the resignations of Bank of America and BankAmerica National Trust Company The Bank of New York accepted its appointment as successor Trustee, security registrar, and paying agent under the Mortgage. As of September 30, 1995, the Company had approximately $1.6 billion of its First Mortgage Bonds outstanding under the Mortgage.


Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits
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         (c)      Exhibits.

Exhibit
No.               Description
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 4.1              Agreement  of   Resignation,   Appointment,   Acceptance   and
                  Assignment  dated as of August 18,  1995 by and among  Arizona
                  Public  Service  Company,  Bank of America  National Trust and
                  Savings Association and The Bank of New York.




                                   SIGNATURES
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         Pursuant to the  requirements  of the  Securities  and  Exchange Act of
1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ARIZONA PUBLIC SERVICE COMPANY
                                                  (Registrant)




Dated:   October 24, 1995                By Nancy E. Newquist
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                                            Nancy E. Newquist
                                            Treasurer